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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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RCM Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RCM Technologies, Inc.	Solutions:

2500 McClellan Avenue	• Business

Pennsauken, NJ 08109	• Technology

• Resource

Tel: 856.486.1777 Fax: 856.488.8833 info@rcmt.com www.rcmt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2008

To Our Stockholders:

        The RCM Technologies, Inc. 2008 Annual Meeting of Stockholders will be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, on Thursday, June 12, 2008, at 6:00 p.m. local time.

        The purposes of the meeting are to:

          1.     Elect two Class C directors, each to serve until his term expires and until his successor is elected and qualified;

          2.     Ratify our Audit Committee's appointment of Grant Thornton LLP as our independent accountants for our fiscal year ending December 27, 2008; and

          3.     Transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

        We have fixed April 17, 2008 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

        You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting. The enclosed envelope requires no postage if mailed within the United States. Most of our stockholders hold their shares in "street name" through brokers, banks and other nominees and may choose to vote their shares over the internet or by telephone instead of using the enclosed proxy card. If you wish to vote over the internet or by telephone, please follow the instructions on your proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Stanton Remer
Secretary

Pennsauken, New Jersey
April 21, 2008

RCM TECHNOLOGIES, INC.
2500 McClellan Avenue
Suite 350
Pennsauken, New Jersey 08109

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JUNE 12, 2008

About this Proxy Statement

        Our Board of Directors is soliciting proxies to be used at our 2008 Annual Meeting of Stockholders. The meeting will be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 on Thursday, June 12, 2008, at 6:00 p.m. local time. This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about April 22, 2008.

VOTING PROCEDURES

Who Can Vote

        Only RCM common stockholders at the close of business on the record date, April 17, 2008, may vote at the annual meeting. You are entitled to cast one vote for each share of RCM common stock that you owned as of the close of business on the record date. At the close of business on the record date, there were 12,758,689 shares of RCM common stock outstanding.

How You Can Vote

        You can vote by:

  •
  marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided, or

  •
  attending the meeting and voting in person.

How You Can Revoke Your Proxy or Change Your Vote

        You can revoke your proxy at any time before it is voted at the meeting by:

  •
  sending a written notice that you have revoked your proxy to our Secretary, Stanton Remer, at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109-4613,

  •
  submitting a later-dated proxy card, or

  •
  attending the meeting, giving our Secretary written notice of your revocation and voting your shares.

        If a bank, broker or other holder of record holds your shares in its name; you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

General Information on Voting

        A quorum must exist for voting to take place at the meeting. A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented by proxy at the meeting.

        The director nominees will be elected by a plurality of the votes cast for the election of directors at the meeting. Thus, the nominees who receive the most votes will be elected as a director. All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

        Shares represented by a proxy marked "abstain" or "withheld" on any matter will be considered present at the meeting for purposes of determining whether there is a quorum, but will not be considered as votes FOR or AGAINST that matter. Shares represented by a proxy as to which there is a "broker non-vote" (that is, where a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum but will not be voted on matters as to which there is a "broker non-vote." Abstentions and "broker non-votes" will therefore have no effect on the outcome of any vote taken at the meeting.

        Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card. If you sign your proxy card but do not mark your choices, Leon Kopyt or Stanton Remer, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

  •
  FOR the persons we nominated for election as director;

  •
  FOR the ratification of our Audit Committee's appointment of Grant Thornton LLP as our independent accountants for our fiscal year ending December 27, 2008.

        If any other matters are properly presented at the meeting for consideration, Mr. Kopyt and Mr. Remer will have the discretion to vote on those matters for you. Currently, we are not aware of any such matters.

Costs of Solicitation

        We will pay for preparing, assembling and mailing this proxy statement. Our directors, officers and employees may solicit proxies through the mails, direct communication or otherwise. None of our directors, officers or employees will receive additional compensation for soliciting proxies. We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of April 1, 2008.

Name and Address of Beneficial Owner	Number of Shares		Approximate Percentage of Outstanding Common Stock
Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,849,000	(1)	15.4%
FMR LLC 82 Devonshire Street Boston, MA 02109	1,160,663	(2)	9.6%
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,010,572	(3)	8.4%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	1,569,000	(4)	7.4%
Tontine Capital Partners 55 Railroad Avenue Greenwich, CT 06830	1,105,720	(5)	7.4%
Alliance Capital Management, L.P. 1290 Avenue of the Americas New York, NY 10104	631,096	(6)	5.2%

(1)
Based on a Schedule 13G, dated January 10, 2007, filed with the Securities and Exchange Commission (the "Commission") by Columbia Wanger Asset Management, L.P. ("CWAM"), a registered investment advisor, and WAM Acquisition GP, Inc. for itself and as general partner of CWAM, joined by Columbia Acorn Investment Trust and Wanger Advisors Trust. The Schedule 13G states that CWAM has sole voting and dispositive power over all of these shares and that WAM Acquisition GP, Inc. shares voting and dispositive power as to all of these shares. The Schedule 13G also states that Columbia Acorn Trust holds 6.7% of RCM's outstanding common stock and that Wanger Advisors Trust holds 6.4% of RCM's outstanding common stock.

(2)
Based on a Schedule 13G, dated February 13, 2008, filed with the Commission by FMR LLC, a parent holding corporation, on behalf of itself, Edward C. Johnson III, Fidelity Management, Research Company and Fidelity Low Priced Stock Fund. The Schedule 13G states that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and a registered investment advisor, is the beneficial owner of all of these shares as a result of acting as investment adviser to various registered investment companies, including Fidelity Low Priced Stock Fund which owns all of these shares. Edward C. Johnson, III and FMR LLC, through its control of Fidelity Management & Research Company and Fidelity Low Priced Stock Fund, each have sole dispositive power as to all of these shares. The Schedule 13G also states that Fidelity Low Priced Stock Fund's Board of Trustees has sole voting power as to all of these shares.

(3)
Based on a Schedule 13G, dated February 6, 2008, filed with the Commission. The Schedule 13G states that Dimensional Fund Advisors LP has sole voting and investment power as to all of these shares. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

(4)
Based on a Schedule 13G, dated February 8, 2008, filed with the Commission. The Schedule 13G states that Heartland Advisors, Inc., a registered investment advisor, and William J. Nasgoritz have shared voting power as to 895,131 of these shares and shared dispositive power as to all of these shares. The Heartland Value Fund, an account managed by Heartland Advisors, Inc. owns 780,100 shares, or 6.5%, of RCM's outstanding common stock. Heartland Advisors, Inc. and William J. Nasgovitz each disclaim beneficial ownership of any of these shares.

(5)
Based on a Schedule 13G, dated February 12, 2008, filed with the Commission by Jeffrey L. Gendell, individually, and as managing member of Tontine Capital Management, LLC, general partner of Tontine Capital Partners, LP and managing member of Tontine Overseas Associates, LLC, states that Jeffrey L. Gendall has shared voting and dispositive power to all of these shares.

(6)
Based on a Schedule 13G, dated February 14, 2008, filed with the Commission by Alliance Capital Management, L.P. ("ACM"), as investment adviser. ACM is a majority-owned subsidiary of AXA Financial, Inc. The Schedule 13G states that ACM has sole voting power as to 289,038 shares and sole dispositive power as to 631,096 shares, or 5.2%, of RCM's outstanding common stock.

Security Ownership of Management

        The following table lists the number of shares of our common stock beneficially owned, as of April 7, 2008, by each director and director nominee, each of our executive officers, certain members of our senior management, and by our directors, nominees and executive officers as a group. In general, beneficial ownership includes those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person.

Name	Number of Shares	Approximate Percentage of Outstanding Common Stock
Leon Kopyt (1)	613,594	5.0%
Stanton Remer (2)	206,974	1.7%
Norman S. Berson (3)	86,471	*
Robert B. Kerr (4)	83,471	*
Lawrence Needleman	—	*
Rocco Campanelli (5)	113,760	*
Kevin D. Miller (2)	200,913	1.7%
James Schappert	—	*
John Pringle (6)	8,000	*
William D. Gargano	—	*
Christopher Giunta (7)	27,500	*
Brian Whitefield	—	*
All directors and executive officers as a group (12 persons) (8)	1,340,683	10.4%

*
Represents less than one percent of our outstanding common stock.

(1)
Includes 250,000 shares issuable upon the exercise of options under our stock option plans.

(2)
Includes 150,000 shares issuable upon the exercise of options under our stock option plans.

(3)
Includes 60,000 shares issuable upon the exercise of options under our stock option plans.

(4)
Includes 55,000 shares issuable upon the exercise of options under our stock option plans.

(5)
Includes 87,000 shares, issuable upon the exercise of options under our stock option plans.

(6)
Consists of 8,000 shares issuable upon the exercise of options under our stock option plans.

(7)
Includes 22,500 shares, issuable upon the exercise of options under our stock option plans.

(8)
Includes 782,500 shares issuable upon the exercise of options under our stock option plans.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes. There are two Class B directors, two Class C directors and one Class A director. Directors are elected to staggered three-year terms and will serve until their successors have been elected and qualified.

        The terms of our two current Class C directors, Leon Kopyt and Stanton Remer, expire at this year's annual meeting. The Class A director, Norman S. Berson, will serve until the annual meeting in 2009. The Class B directors, Robert B. Kerr and Lawrence Needleman, will serve until the annual meeting in 2010.

Board Independence

        The Board of Directors has determined that Robert B. Kerr, Lawrence Needleman and Norman S. Berson are "independent directors" as defined in Marketplace Rule 4200(a) (15) of the National Association of Securities Dealers. In this Proxy, these three directors are referred to individually as an "Independent Director" and collectively as the "Independent Directors."

        Two Class C directors will be elected at this year's annual meeting to serve for a three-year term expiring at our annual meeting in 2011. All of the Independent Directors have nominated Leon Kopyt and Stanton Remer to serve as Class C directors. Mr. Kopyt and Mr. Remer have consented to serve a term on our Board of Directors. The persons named as proxy holders on the enclosed proxy card, Mr. Kopyt and Mr. Remer, intend to vote FOR the election of Mr. Kopyt and Mr. Remer unless you mark a contrary instruction on your proxy card. Unless you indicate otherwise on your proxy card, if either Mr. Kopyt or Mr. Remer is unable to serve as a director at the time of this year's annual meeting, Mr. Kopyt or Mr. Remer will vote FOR the election of another person that the Board may nominate in his place.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF LEON KOPYT AND STANTON REMER AS CLASS C DIRECTORS.

Nominees for Election as Director

Class C Directors Nominees

Leon Kopyt, Director since 1991, age 63

        Mr. Kopyt has been our President, Chief Executive Officer and Chairman of the Board since 1992. Previously, Mr. Kopyt served as our Chief Financial Officer and Treasurer from 1992 to 1994, and as our Chief Operating Officer from May 1990 to January 1992.

Stanton Remer, Director since 1992, age 58

        Mr. Remer has been our Chief Financial Officer, Secretary and Treasurer since 1994. Effective January 1, 2005, Mr. Remer was promoted to Executive Vice President. Previously, Mr. Remer held positions as a Managing Partner of a northeast regional certified public accounting firm and Chief Financial Officer of Sterling Supply Corporation. Mr. Remer is a Certified Public Accountant.

Current Board Members

Class B Directors

Robert B. Kerr, Director since 1994, age 65

        Mr. Kerr was a founding partner of Everingham & Kerr, Inc., a merger & acquisition consulting firm located in Haddon Heights, New Jersey, which has served small and medium-sized manufacturing, distribution and service businesses since 1987.

Lawrence Needleman, Director since 2007, age 66

        Mr. Needleman is founding member of a financial services, consulting and tax practice located in Richboro, PA, which has been in operation since 1987. He is a member of Accreditation Council for Accountancy and Taxation and is an Enrolled Tax Agent in the Commonwealth of Pennsylvania.

Class A Director

Norman S. Berson, Director since 1987, age 80

        Mr. Berson has been Of Counsel to the Philadelphia, Pennsylvania law firm of Fineman Krekstein & Harris, P.C., and its predecessors, since 1981. Previously, Mr. Berson was a member of the House of Representatives of the Commonwealth of Pennsylvania for 17 years.

OUR EXECUTIVE OFFICERS

        The following table lists our executive officers as of December 29, 2007 and certain members of our senior management. Our Board elects our executive officers annually for terms of one year and may remove any of our executive officers with or without cause.

Name	Age	Position
Executive Officers:
Leon Kopyt	63	Chairman, Chief Executive Officer, President and Director
Stanton Remer	58	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director
Rocco Campanelli	57	Executive Vice President
Kevin D. Miller	41	Senior Vice President
James Schappert	49	Senior Vice President
Senior Management:
William Gargano	46	Senior Vice President
Christopher Giunta	47	Senior Vice President & General Manager
John Pringle	55	Senior Vice President
Brian Whitefield	49	Senior Vice President

        The business experience of Messrs. Kopyt and Remer is summarized in "Proposal 1—Election of Directors."

        Rocco Campanelli has served as an Executive Vice President of RCM since June 1999. From September 1995 until June 1999, Mr. Campanelli served as a Senior Vice President of RCM and our General Manager of Professional Engineering. Previously, Mr. Campanelli was a Senior Vice President of Operations and Marketing for Cataract, Inc., a business we acquired in August 1995. From the time he joined Cataract in 1988 until August 1995, Mr. Campanelli held the position of Northeast Regional Manager and Vice President of Operations.

        William Gargano has served as a Senior Vice President of RCM since July 2006. From September 2004 until June 2006, Mr. Gargano served as a Vice President of RCM in our SmartShore and Life Sciences Practices. Previously, Mr. Gargano held positions as Senior Vice President of Sales and Marketing for EPAM Systems (2003-2004), President and COO for Taratec Development Corp. (2000-2002), and Executive Vice President of North American Operations for Computer Horizons Corp. (1993-1999). Mr. Gargano has over 25 years of Executive Management, Sales and Consulting experience.

        Christopher Giunta has served as Vice President and General Manager of RCM's Long Island Solutions Practice since March 2004. Effective January 1, 2006, Mr. Giunta was promoted to Senior Vice President. From August 1999 until March 2004, Mr. Giunta served as Senior Account Manager for the Long Island Practice. Prior to joining RCM, Mr. Giunta was a partner at Seaview Consulting, Inc., which was acquired by RCM in 1999. Mr. Giunta has 22 years experience in software development, information systems management, and related project management.

        Kevin D. Miller has served as a Senior Vice President of RCM since January 1998. Previously, Mr. Miller was a consultant to RCM from July 1997 through December 1997. From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center. Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young, LLP. Mr. Miller is a Certified Public Accountant.

        John Pringle has served as Western Region Senior Vice President of RCM since November 2001. Mr. Pringle's primary responsibility is to manage RCM's IT Consulting operations in the Western region. He is also responsible for overseeing RCM's Commercial Services business in California. Mr. Pringle has 25 years experience in the IT services industry including various management positions with Spherion and McDonnell Douglas.

        James Schappert has served as Senior Vice President of RCM's IT Consulting Division since May 2005. He is responsible for the management of RCM's IT Consulting operations throughout North America. Prior to joining RCM, Mr. Schappert held senior management positions in the IT consulting field as well as applications and systems software markets for over 25 years with such companies as International Business Systems (2001-2004), CIBER (1998-2000), and Software Design Incorporated (1980-1992).

        Brian Whitefield joined RCM as Vice President and General Manager of RCM's QAD business unit in June 2006. He was promoted to the position of Senior Vice President of RCM's Enterprise Solutions Group in 2007 where he is responsible for RCM's Enterprise Software Resellers and Enterprise Technology Solution units including ERP, PLM and CRM. Prior to joining RCM, Mr. Whitefield spent 25 years in various executive and senior leadership roles for enterprise software firms including Lumigent Technologies (2005-2006), IBM/Ascential/Mercator Software (2001-2004) and Progress Software (1994-2001).

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

        The Compensation Committee (for purposes of this analysis, the "Committee") of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy. The Committee seeks to ensure that the total compensation paid to the executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executives, including the named executive officers, are similar to those provided to other executive officers.

        Throughout this proxy statement, the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 13, are referred to as the "named executive officers."

Compensation Philosophy and Objectives

        The Committee believes that the most effective executive compensation program is one that is designed to reward strong annual operating performance by the Company. Where named executive officers focus specifically on one or more areas of the Company's business, the Committee believes that the cash incentive portion of their compensation should focus on those areas. For the Chief Executive Officer and Chief Financial Officer, the cash incentive portion of their compensation is focused on overall Company financial performance, as the Committee believes that their incentive compensation should be aligned with their focus on overseeing the totality of the Company's operations. Where appropriate, the Committee also considers the achievement of the specific annual, long-term and strategic goals by the Company, and in such cases seeks to align executives' interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should generally include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

        The Committee makes all compensation decisions regarding the compensation of the Chief Executive Officer, Chief Financial Officer and the other named executive officers. In the case of named executive officers other than the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee receives recommendations from the Chief Executive Officer regarding their compensation. Additionally the Committee receives recommendations from the Chief Executive Officer regarding equity awards to all elected officers of the Company.

        The Chief Executive Officer annually reviews the performance of each executive (other than the Chief Executive Officer and the Chief Financial Officer whose performance is reviewed solely by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

        Based on the foregoing objectives, the Committee has structured the Company's annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

Functions of the Compensation Committee

        The Committee's primary functions include:

  •
  reviewing, approving and determining the salaries, bonuses and other benefits of RCM's directors and executive officers,

  •
  recommending to RCM's Board amendments to existing stock option plans and the adoption of new stock option plans,

  •
  negotiating, reviewing, approving and determining the adoption of, or amendments to, any compensatory plans, arrangements or agreements between RCM and its executives, and

  •
  establishing and reviewing management perquisites.

Components of Compensation

        The Committee generally structures RCM executives' compensation through a combination of the following:

  •
  Base Salary:  As a general rule, the Committee establishes base salaries for RCM's executives based upon the individual's performance and contribution to RCM. The Committee takes into account base salaries of executives in comparable positions in companies similar to RCM. Some of RCM's executives are parties to employment agreements. The salaries of those executives are based on their agreements.

  •
  Annual Incentive Compensation:  The Committee provides annual incentive awards to RCM's executives to reward their contributions to RCM. As discussed in more detail below under "2007 Compensation," Mr. Kopyt's bonus is based solely on RCM's EBITDA. Mr. Remer's bonus is determined based on a combination of EBITDA and certain other factors at the discretion of the Chief Executive Officer. The other factors include productivity goals such as organization leadership, mentoring and training of administrative staff, and meeting applicable financial and regulatory filing requirements. The bonuses of all other executives are determined based on RCM's operating income and certain other factors at the discretion of the Chief Executive Officer, based on the guidelines established by the Committee.

  •
  Long-Term Incentive Compensation:  The Committee periodically considers granting stock options and other RCM securities to RCM executives. No such equity interests were granted in 2007. Any such grants would be designed to align the interests of each RCM executive with those of the stockholders, and provide each executive with a significant incentive to manage RCM from the perspective of an owner with an equity stake in the business. When made, grants typically permit executives to acquire RCM's common stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (usually up to ten years). The grants provide a return to the executive only if the market price of the shares appreciates over the option term.

        In considering any potential grant of an equity award, the Committee would consider each executive's:

  •
  position with RCM,

  •
  potential for future responsibility over the option term,

  •
  performance in recent periods, and

  •
  current holdings of RCM stock and options.

        The Committee believes that RCM's financial performance is a better indicator of executive achievement than its stock price. The Committee examines a number of financial indicators in assessing RCM's performance, including:

  •
  net sales,

  •
  operating income,

  •
  net income, and

  •
  earnings per share.

        The Committee does not base compensation decisions upon any precise formula or accord any one factor greater weight than the other factors.

2007 Compensation

  •
  Base Salary:  For 2007, each of our named executive officers, other than Mr. Campanelli, received a $25,000 increase in base salary over 2006. The increases were intended to compensate the officers for an increase in the cost of living and to bring their salaries more in line with what the Committee believes to be the standard in the industry, though no formal studies were made of either area. Mr. Campanelli did not receive any increase in his base salary because a larger percentage of his compensation is based on the financial performance of the operating units which he has management responsibility.

  •
  Annual Incentive Compensation/Bonus:  Messrs. Kopyt, Remer, Campanelli and Schappert were eligible to receive cash incentive compensation based on the achievement of certain goals established by the Compensation Committee in 2006.

  For Messrs. Kopyt and Remer, these goals were based on overall Company financial performance, measured by the Company's earnings before interest, income taxes, depreciation, and amortization ("EBITDA"). The Committee has chosen EBITDA as the appropriate measure for use as a performance goal because the Committee believes that EBITDA is a good indicator of financial performance. Mr. Kopyt and Mr. Remer were entitled to receive incentive compensation equal to 2.0% and 0.4%, respectively, of the Company's EBITDA for fiscal year 2007. These levels were chosen because the Committee believes the percentages when applied to EBITDA will adequately compensate Mr. Kopyt and Mr. Remer with respect to the compensation philosophy described above. Accordingly, Mr. Kopyt and Mr. Remer received incentive compensation payments for 2007 of $248,714 and $49,743, respectively. These payment represented 45.2% and 19.9%, respectively, of their annual base salaries.

  The Company's operating managers are entitled to receive incentive compensation based on the achievement by their operating business units with respect to specific financial measures established prior to, or early in, each fiscal year. The Committee believes that linking the performance of the unit managers to their units provides them an incentive to maximize the financial performance of the areas of the Company's business for which they are directly responsible.

  Subject to occasional modification, the methodology for structuring these incentive compensation goals and potential awards is as follow: For each pre-determined financial measure, minimum, target and maximum levels are set. Specified bonuses are established for achievement of the minimum and target levels. For achievement over target, the operating managers are entitled to receive an additional amount consisting of a predetermined percentage of the excess over the established target level, up to an established maximum payment. This is done to give incentive to the manager to exceed his target and be rewarded for growth. Messrs. Campanelli and Schappert were eligible to receive incentive compensation under this program.

    Mr. Campanelli was entitled to receive bonuses based on the achievement of the Company's Engineering and Healthcare business units. Minimum targets are based on the achievement certain percentages of budgeted financial performance. Thus, Mr. Campanelli received incentive compensation of $156,993 with respect to the Engineering unit and $11,061 with respect to the Healthcare unit for a total incentive compensation of $168,054.

    Mr. Schappert is Senior Vice President of the Company's IT Consulting Division. Minimum targets are based on the achievement certain percentages of budgeted financial performance. Actual 2007 net operating income of the IT Consulting Division was below the minimum amounts, and therefore Mr. Schappert received no annual incentive compensation for 2007.

    No incentive based performance goals were pre-established for Mr. Miller for 2007. The Committee believes that no such pre-established incentive based goals are appropriate for Mr. Miller because his management responsibilities are not reflected in the operating performance of the Company. He received a bonus of $45,000 for the year. The awarding of the bonus was based on his job performance, specifically with respect to identification of and negotiation with suitable acquisition candidates and to adequately compensate him for his performance.

    Long-Term Incentive Compensation:    As discussed above, the Committee from time to time considers the granting of equity awards to the named executive officers. For 2007, no long-term compensation awards were made because based on the Company's financial performance during the second half of 2007, as well as the decline in the Company's stock price over the latter portion of the year, the Committee determined that no such awards were merited.

Compensation of Leon Kopyt, RCM's Chief Executive Officer

        Leon Kopyt, RCM's Chief Executive Officer, participates in the same programs as RCM's other executives, and receives compensation based on: the same factors as RCM's other executives, his employment agreement and a termination benefits agreement. Mr. Kopyt's overall compensation reflects his high level of policy and decision-making authority and his level of responsibility with respect to RCM's strategic direction and financial and operational results. Mr. Kopyt's compensation for 2007 was determined based on an informal study of the compensation of chief executive officers of other companies in the information technology industry, which have financial and corporate characteristics similar to those of RCM.

        The Company is party to a Severance Agreement with Mr. Kopyt, amended on December 12, 2007 to comply with the requirements of section 409A of the Internal Revenue Code of 1986 (the "Severance Agreement"). The agreement provides for certain payments to be made to Mr. Kopyt and for the continuation of Mr. Kopyt's employee benefits for a specified time after his service with the Company is terminated other than "for cause," as defined in the Severance Agreement. Amounts payable to Mr. Kopyt under the Severance Agreement would be offset and reduced by any amounts received by Mr. Kopyt after his termination of employment under his current employment and termination benefits agreements, which are supplemented and not superseded by the Severance Agreement. If Mr. Kopyt had been terminated as of December 29, 2007, then under the terms of the Severance Agreement, and after offsetting any amounts that would have been received under his current employment and termination benefits agreements, he would have been entitled to cash payments of approximately $3.1 million, inclusive of employee benefits.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the amount of executive compensation RCM may deduct for federal income tax purposes. In general, Section 162(m) only allows a publicly held corporation to deduct up to one million dollars per year of compensation paid to certain executives. The executives whose compensation is subject to limitation under Section 162(m) are those executives who, as of the close of a corporation's taxable year, are either the chief executive officer (or an individual acting in such capacity), or an executive whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of that executive being among the four highest compensated officers of a corporation for the taxable year (other than the chief executive officer). Performance-based compensation is not, however, subject to this deduction limitation if it meets certain requirements. One of the requirements is that performance-based compensation be payable only on the attainment of performance goals that have been approved by a corporation's stockholders. Compensation attributable to the exercise of options that are granted with an exercise price at or above the fair market value of the stock subject to the option under a stockholder-approved stock option plan meeting certain requirements is also qualified as performance-based compensation. The compensation committee has generally attempted to structure the compensation it pays to RCM's executives subject to Section 162(m) so that compensation that would exceed the one million dollar limitation otherwise imposed under Section 162(m) will qualify for the exemption noted above for performance-based compensation.

Accounting for Stock-Based Compensation

        Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

Summary Compensation Table

        The following table lists, for our fiscal years ended December 29, 2007 and December 30, 2006, cash and other compensation paid to, or accrued by us for, our chief executive officer, our chief financial officer and each of the persons who, based upon total annual salary and bonus, was one of our other three most highly compensated executives during the fiscal year ended December 29, 2007.

Name and Principal Position	Year	Salary		Bonus		Non-Equity Incentive Plan Compensation		All Other Compensation(1)		Total
Leon Kopyt President and CEO	2007 2006	$ $	550,000 525,000		— —	$ $	248,714 100,000	$ $	19,054 19,479	$ $	817,768 644,479
Stanton Remer EVP, CFO, Treasurer and Secretary	2007 2006	$ $	250,000 225,000		— —	$ $	49,743 40,881	$ $	7,229 7,214	$ $	306,972 273,095
Rocco Campanelli Executive Vice President	2007 2006	$ $	225,000 225,000	$	— 100,000		$168,054 —	$ $	10,642 10,526	$ $	403,696 335,526
James Schappert Senior Vice President	2007 2006	$ $	200,000 175,000		— —	$	— 62,500	$ $	10,506 10,310	$ $	210,506 247,810
Kevin D. Miller Senior Vice President	2007 2006	$ $	250,000 225,000	$ $	45,000 35,000		— —	$ $	14,106 13,910	$ $	309,106 273,910

(1)
This amount represents (i) premiums in the amount of $219 and $204 we paid in 2007 and 2006, respectively for life and disability insurance on each of the officers named in this table;

  (ii) premiums we paid during our 2007 and 2006 fiscal years, respectively for medical insurance on each of the officers named in this table as follows: Leon Kopyt: $17,585 and $18,025; Stanton Remer: $5,760 and $5,760; Rocco Campanelli: $9,173 and $9,072; James Schappert: $9,037 and $8,856; and Kevin Miller: $12,637 $12,456; and (iii) matching contributions in the amount of $1,250 that we made during our 2007 and 2006 fiscal years for each of the officers in accordance with RCM's retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

During our 2007 and 2006 fiscal years, certain of the officers named in this table received personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any fiscal year, exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for that individual in any year.

Grants of Plan Based Awards

        There were no grants of plan based awards during the fiscal years ended December 29, 2007 and December 30, 2006 to any of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding options to purchase shares of common stock as of December 29, 2007. We have not made in the past any stock awards to executive officers.

Option Awards
Number of Securities Underlying Unexercised Options
				Option Exercise Price		Option Expiration Date
Name	Exercisable	Unexercisable
Leon Kopyt	100,000 50,000 100,000	— — —		$ $ $	3.00 3.95 4.40	10/26/2010 8/5/2013 6/27/2015
Stanton Remer	75,000 25,000 50,000	— — —		$ $ $	4.75 3.95 4.40	8/29/2010 8/5/2013 6/27/2015
Rocco Campanelli	12,000 25,000 22,455 2,545 25,000 —	— — — — — 50,000	(1)	$ $ $ $ $ $	3.06 3.25 4.70 4.70 3.95 4.40	4/2/2011 9/25/2011 1/8/2012 1/8/2012 8/5/2013 6/27/2015
James Schappert	— —	50,000 10,000	(1) (2)	$ $	4.40 4.91	6/27/2015 12/27/2015
Kevin D. Miller	75,000 25,000 50,000	— — —		$ $ $	4.75 3.95 4.40	8/29/2010 8/5/2013 6/27/2015

(1)
Option will vest in full on June 27, 2008.

(2)
Option will vest in full on December 27, 2008.

Option Exercises and Stock Vested

        No stock options were exercised and no stock awards of any kind vested in 2007.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Lawrence Needleman (Chair)
Robert B. Kerr

Compensation of Directors

        Our employee directors do not receive any compensation for serving on our Board or its committees, other than the compensation they receive for serving as employees of RCM.

        The Board of Directors has approved a compensation package for non-employee directors, which became effective in May 2000. Under the arrangement, each non-employee director receives a retainer fee of $24,000 per year as compensation for service on the Board. In addition to the retainer fee, each eligible non-employee director is paid meeting attendance fees of $750 for each Board meeting and $300 for each Committee meeting in excess of four that is held on a date other than the date of a Board meeting.

        All employee and non-employee directors also are eligible to receive options to purchase our common stock and stock appreciation rights under our stock option plans.

        The following table lists cash and other compensation paid to, or accrued by us for, our Board of Directors for our fiscal year ended December 29, 2007.

Director Compensation Table (1)

Name and Principal Position	Fees Earned or Paid in Cash	Option Awards(2)	All Other Compensation	Total
Norman S. Berson (3)	—	$17,926	—	$17,020
David Gilfor (4)	$12,750	—	—	$12,750
Robert B. Kerr	$26,250	$13,444	—	$39,694
Lawrence Needleman	$12,750	$6,790	—	$19,540

(1)
Leon Kopyt, the Company's Chairman and Chief Executive Officer, and Stanton Remer, the Company's Executive Vice President and Chief Financial Officer, are not included in this table as they are employees of the Company and thus receive no compensation for their services as directors. The compensation received by Messrs. Kopyt and Remer as employees of the Company is shown in the Summary Compensation Table on page 13.

(2)
Reflects the dollar amount recognized for financial statement purposes for fiscal year ended December 29, 2007 in accordance with FAS 123 (R), and thus includes amounts from awards granted in and prior to 2007. As of December 29, 2007, each director has the following number of options outstanding: Norman S. Berson: 60,000; Lawrence Needleman: 10,000; Robert B. Kerr: 55,000.

(3)
Mr. Berson has elected not to receive fees for his participation as a Board member. Fees paid to the law firm in which Mr. Berson is a member were $5,100 for the year ended December 29, 2007.

(4)
Mr. Gilfor ceased service on the Board following the Company's 2007 Annual Meeting of Stockholders.

Employment Agreements

        Mr. Kopyt's employment agreement provides for an annual base salary of $550,000, vacation time and other customary benefits. In addition, the agreement provides that Mr. Kopyt's annual bonus will be based on our EBITDA, defined as earnings before interest, taxes, depreciation and amortization.

        Mr. Kopyt's employment agreement is for a term of three years and automatically extends each year for an additional one-year period. This employment agreement is terminable upon Mr. Kopyt's death or disability, or for cause, as defined in the agreement.

Change in Control and Termination of Employment Arrangements for Mr. Kopyt

        The Company is party to a Termination Benefits Agreement with Mr. Kopyt, amended on December 12, 2007 in order, among other things, to comply with the requirements of section 409A of the Internal Revenue Code of 1986 (the "Benefits Agreement"). Pursuant to the Benefits Agreement, following a Change in Control (as defined therein), the remaining term of Mr. Kopyt's employment is extended for five years (the "Extended Term"). If Mr. Kopyt's employment is terminated thereafter by the Company other than for cause, or by Mr. Kopyt for good reason (including, among other things, a material change in Mr. Kopyt's salary, title, reporting responsibilities or a change in office location which requires Mr. Kopyt to relocate), then the following provisions take effect: the Company is obligated to pay Mr. Kopyt a lump sum equal to his salary and bonus for the remainder of the Extended Term; and the Company shall be obligated to pay to Mr. Kopyt the amount of any excise tax associated with the benefits provided to Mr. Kopyt under the Benefits Agreement. If such a termination had taken place as of December 29, 2007, Mr. Kopyt would have been entitled to cash payments of approximately $4.9 million (representing salary and excise tax payments).

Severance Agreement for Mr. Kopyt

        The Company is party to a Severance Agreement with Mr. Kopyt, amended on December 12, 2007 in order, among other things, to comply with the requirements of section 409A of the Internal Revenue Code of 1986 (the "Severance Agreement"). The agreement provides for certain payments to be made to Mr. Kopyt and for the continuation of Mr. Kopyt's employee benefits for a specified time after his service with the Company is terminated other than "for cause," as defined in the Severance Agreement. Amounts payable to Mr. Kopyt under the Severance Agreement would be offset and reduced by any amounts received by Mr. Kopyt after his termination of employment under his current employment and termination benefits agreements, which are supplemented and not superseded by the Severance Agreement. If Mr. Kopyt had been terminated as of December 29, 2007, then under the terms of the Severance Agreement, and after offsetting any amounts that would have been received under his current employment and termination benefits agreements, he would have been entitled to cash payments of approximately $3.1 million, inclusive of employee benefits.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        We believe that, during our fiscal year ended December 29, 2007, our executive officers and directors made all required filings under Section 16(a) of the Securities Exchange Act on a timely basis. Our belief is based solely on:

  •
  our review of copies of forms filed pursuant to Section 16(a) and submitted to us during and with respect to our fiscal year ended December 29, 2007 and

  •
  representations from the Company's directors, executive officers and beneficial owners of more than 10% of RCM Stock that they have complied with all Section 16(a) filing requirements with respect to 2007.

BOARD MEETINGS AND COMMITTEES

        Our Board of Directors has an executive committee, an audit committee and a compensation committee. The committees report their actions to the full Board at the Board's next regular meeting. The following table shows on which of our Board's committees each of our directors served.

        Our Board of Directors held five meetings in the fiscal year ended December 29, 2007. The Company does not have a specific written policy with regard to attendance of directors at our annual meetings of stockholders, although board member attendance is strongly encouraged. Each of our five directors attended all Board meetings, including the 2007 Annual Meeting, and all meetings of the committees on which each director served. At each meeting of the Board of Directors, there was an executive session attended only by the Independent Directors.

Committee
Board Member	Executive	Audit	Compensation
Leon Kopyt	X
Stanton Remer	X
Norman S. Berson		X
Lawrence Needleman		X	X
Robert B. Kerr		X	X

General Duties of Each Committee

        The general duties of each committee are as follows:

  Executive Committee

    •
    Acts on behalf of our Board between meetings of the Board.

    •
    Met five times during our fiscal year ended December 29, 2007.

  Audit Committee

        The Board of Directors has adopted a written Audit Committee Charter, which was disclosed in our proxy notice dated April 21, 2006. A copy of the Audit Committee Charter is attached herewith as Appendix Number 1.

    •
    Reviews our financial and accounting practices, controls and results, reviews the scope and services of our auditors and appoints our independent auditors.

    •
    Met five times during our fiscal year ended December 29, 2007.

    •
    See "Report of the Audit Committee" below.

  Compensation Committee

    •
    Determines the compensation of our officers and employees.

    •
    Administers our stock option plans.

    •
    Met two times during our fiscal year ended December 29, 2007.

    •
    See "Report of the Compensation Committee" below.

Independence of Committees

        The Board of Directors has determined each member of the Audit Committee and the Compensation Committee of the Board meets the independence requirements applicable to members of those committees as prescribed by the National Association of Securities Dealers, the Commission and the Internal Revenue Service. The Board of Directors has further determined that Robert B. Kerr, Chair of the Audit Committee, is an "audit committee financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Commission.

Director Nominations

        Due to its relatively small size, the Board of Directors does not have a separate nominating committee. Nominees for election to the Board of Directors are selected by a majority of our Independent Directors. The Independent Directors do not have a charter relating to the nominating process. They seek nominees with the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Directors, the Company and its stockholders.

        The Independent Directors consider recommendations for nominations from a variety of sources, including directors, business contacts, legal counsel, community leaders and members of management. In addition, the Independent Directors consider stockholder recommendations for director nominees that are received in a timely manner. Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees. All such stockholder recommendations should be submitted in writing in care of Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109 no later than December 27, 2008.

Communications with the Board

        Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, in care of Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors or to specified Board members will be forwarded in accordance with the sender's instructions. However, our Secretary reserves the right not to forward any personally abusive or otherwise inappropriate materials.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Our Audit Committee has selected Grant Thornton LLP to act in the capacity of independent accountants for the current fiscal year ending December 27, 2008. Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of Grant Thornton LLP as independent accountants to audit our accounts and records for the fiscal year ending December 27, 2008, and to perform other appropriate services. The affirmative vote of a majority of the outstanding shares of our voting stock is required to ratify the selection of Grant Thornton LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Grant Thornton LLP, the Audit Committee will reconsider such selection.

        Representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by stockholders.

Fees Billed by Grant Thornton LLP during 2007 and 2006

        Audit Fees.    Fees billed to the Company by Grant Thornton LLP during 2007 and 2006 for audit services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for such years, for the review of those financial statements included in the Company's Quarterly Reports on Form 10-Q during such years, and for services that are normally provided by Grant

Thornton LLP in connection with statutory and regulatory filings or engagements, totaled $191,600 and $169,000, respectively.

        Audit-Related Fees.    Fees billed to the Company by Grant Thornton LLP during 2007 and 2006 for audit-related services that were reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the preceding paragraph totaled $0 and $0, respectively.

        Tax Fees.    Fees billed to the Company by Grant Thornton LLP during 2007 and 2006 for professional services rendered for tax compliance, tax advice and tax planning totaled $10,900 and $25,300, respectively.

        All Other Fees.    Grant Thornton LLP was engaged by the Company during 2007 and 2006 to perform certain non-audit services. The aggregate fees billed by Grant Thornton LLP for those other services during 2007 and 2006 were $26,000 and $37,700, respectively. In fiscal year 2007 and 2006, the fees of $0 and $0, respectively, related to the audit of the Company's 401(k) plan.

        The Audit Committee has considered whether Grant Thornton LLP's provision of services other than professional services rendered for the audit and review of our financial statements is compatible with maintaining Grant Thornton LLP's independence, and has determined that it is so compatible.

        The Audit Committee has been informed by Grant Thornton LLP that less than 50 percent of the hours expended on Grant Thornton LLP's engagement to audit our financial statement for the fiscal year ended December 29, 2007 were attributed to work performed by persons other than Grant Thornton LLP's full-time, permanent employees.

        All audit, audit-related, tax and other services were pre-approved by the Audit Committee pursuant to applicable regulations. The Audit Committee currently pre-approves all engagements of the Company's accountants to provide both audit and non-audit services, and has not established formal pre-approval policies or procedures. The Audit Committee did not approve any non-audit services pursuant to Rule 2-01 (c) (7) (i) (C) of Regulation S-X during 2007.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2008.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with both management and the Company's outside auditors all financial statements prior to their issuance. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Committee also discussed with Grant Thornton LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company's internal control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

        Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007 for filing with the Securities and Exchange Commission.

Audit Committee

Robert B. Kerr (Chair)
Norman S. Berson
Lawrence Needleman

CORPORATE GOVERNANCE MATTERS

        Stockholder Communications with the Board.    Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors, or to specified Board members, will be forwarded in accordance with the sender's instructions. However, our Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

        Director Attendance at Annual Meetings.    The Company encourages all of the directors to attend the annual meeting of stockholders. The 2007 Annual Meeting of Stockholders was attended by all of the directors.

        Code of Conduct and Code of Ethics.    We have adopted a Code of Conduct applicable to all of our directors, officers and employees. In addition, we have adopted a Code of Ethics, within the meaning of applicable Commission rules, applicable to our Chief Executive Officer, Chief Financial Officer and Controller. Both our Code of Conduct and Code of Ethics are available free of charge by sending a written request to Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. If we make any amendments to either of these Codes (other than technical, administrative, or other non-substantive amendments), or waive (explicitly or implicitly) any provision of the Code of Ethics to the benefit of our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in the investor relations portion of our website at www.rcmt.com, or in a report on Form 8-K that we file with the Commission.

        Related Party Transaction Approval Policy.    Our Code of Conduct mandates that officers and directors bring promptly to the attention of our Compliance Officer, currently our Chief Financial Officer, any transaction or series of transactions that may result in a conflict of interest between that person and the Company. Furthermore, our Audit Committee must review and approve any "related party" transaction as defined in Item 404(a) of Regulation S-K, promulgated by the Securities and Exchange Commission, before it is consummated. Following any disclosure to our Compliance Officer, the Compliance Officer will then typically review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question. After this review, the Chairman of the Audit Committee and the Compliance Officer determine whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are arm's length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

STOCKHOLDER PROPOSALS

        Stockholders may submit proposals to be considered for inclusion in the proxy materials for our annual meetings. For your proposal to be included in the proxy materials for our 2009 annual meeting:

  •
  you must submit your proposal in writing to Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109;

  •
  Mr. Remer must receive your proposal no later than December 22, 2008; and

  •
  your proposal must comply with the rules and regulations of the SEC.

        If you wish to present a proposal at our 2009 annual meeting but not have the proposal included in our proxy materials relating to that meeting, you must notify our Secretary of such proposal. If we do not receive notice of your proposal by March 7, 2009, the proposal will be deemed "untimely" for the purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934. If the proposal is deemed "untimely," the persons named as proxies in next year's proxy materials will be entitled to vote in their discretion with respect to the proposal.

By Order of the Board of Directors,

Stanton Remer

April 21, 2008

APPENDIX NUMBER 1

AUDIT COMMITTEE CHARTER

I.
Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Review financial information to be provided to stockholders and others.

  •
  Monitor the integrity of the Company's financial reporting processing and systems of internal controls.

  •
  Monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee may retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.
Audit Committee Composition and Meetings

        The Audit Committee shall be comprised of at least three directors, each of whom shall be independent, as determined by the Board of Directors and in accordance with the applicable provisions of the Marketplace Rules of the National Association of Securities Dealers, Inc. applicable to the Nasdaq Stock Market. Audit Committee members also shall satisfy the qualification requirements of the Nasdaq Stock Market for audit committee membership.

        The Board of Directors shall appoint the members of the Audit Committee. If the Chairman of the Audit Committee is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

        The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chairman of the Audit Committee shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believes should be discussed. In addition, the Audit Committee should communicate with management and the independent auditors quarterly to review the Company's interim financial statements and any significant findings based upon the auditors' review procedures before the Company's Quarterly Report on Form 10-Q is filed with the Securities and Exchange Commission.

III.
Audit Committee Responsibilities and Duties

  Review Procedures

        In fulfilling its responsibilities, the Audit Committee is expected to perform the following procedures:

  1.
  Review and reassess the Charter of the Audit Committee at least annually and recommend to the Board of Directors, as appropriate, amendments to the Charter.

  2.
  Review the Company's annual audited financial statements prior to filing or distribution. In conducting its review, the Audit Committee should discuss the following matters with management and the independent auditors:

  a.
  The independent auditors' audit of the financial statements and its report thereon.

  b.
  Any significant changes required in the independent auditors' audit plan.

  c.
  Any significant difficulties encountered during the course of the audit (including any restriction on the scope of work or access to required information).

  d.
  Any significant disagreement among management and the independent auditors in connection with preparation of the financial statements.

  e.
  Other matters related to the conduct of the audit which are communicated to the Audit Committee under generally accepted auditing standards.

  3.
  In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

  4.
  Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (see Item 11). The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

  5.
  Meet with the independent auditors and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

  Duties Relating to the Independent Auditors

        The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the stockholders. Accordingly, the Audit Committee is expected to perform the following activities with, or as they relate to, the independent auditors:

  6.
  Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  7.
  Approve the fees and other significant compensation to be paid to the independent auditors.

  8.
  Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

  9.
  On an annual basis, the Committee should review, and discuss with the independent auditors, all significant relationships the independent auditors have with the Company that could impair the auditors' independence. This review should include, without limitation, the following:

  a.
  Receiving a formal written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

    b.
    Actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may have an impact on the objectivity and independence of the independent auditor.

  10.
  Review the independent auditors audit plan. This review should include a discussion of scope, staffing, reliance upon management and general audit approach.

  11.
  Prior to releasing the year-end earnings, discuss, out of the presence of management, the results of the audit with the independent auditors. The discussion should include the matters set forth in Item 2, as well as the following:

  a.
  The adequacy of the Company's internal controls, including computerized information system controls and security.

  b.
  Any related significant findings and recommendations of the independent auditor together with management's responses to them.

  c.
  The independent auditor's judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Without limiting the foregoing, the Audit Committee is expected to inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

  Other Audit Committee Responsibilities

  12.
  Recommend to the Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

  13.
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's proxy statement relating to the annual meeting of stockholders.

  14.
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  15.
  Maintain minutes of meetings and periodically report to the Board of Directors on its activities.

  16.
  Periodically perform self-assessment of audit committee performance.

  17.
  Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

  18.
  Discuss and address with the independent auditors any significant issues relative to overall board responsibility that, in the judgment of the independent auditors, have been communicated to management but have not been adequately resolved.

APPENDIX NUMBER 2

         PROXY
RCM TECHNOLOGIES, INC.
2500 McCLELLAN AVENUE
SUITE 350
PENNSAUKEN, NEW JERSEY 08109-4613

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned, a stockholder of RCM Technologies, Inc. (the "Company"), hereby appoints Leon Kopyt and Stanton Remer, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania on Thursday, June 12, 2008, at 6:00 p.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company's Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

☒ Please mark votes as in this example.

        1.     The election of two Class C directors, each to serve until his term expires and until his successor is elected and qualified or until his earlier resignation or removal.

Nominees: (01) Leon Kopyt and (02) Stanton Remer
	FOR	WITHHELD
01 Leon Kopyt	☐	☐
02 Stanton Remer	☐	☐

        2.     Ratification of the appointment by the Board of Directors of Grant Thornton LLP as independent accountants for the Company for the fiscal year ending December 27, 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐

        In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

        This proxy, when properly executed, will be voted as directed by the undersigned stockholder. If the stockholder gives no direction, the proxy will be voted "FOR" both nominees for director, "FOR" Proposal 2 and in the proxies' discretion on any other matters to come before the meeting.

Signature:	Signature:

Title:	Title:

Date:	Date:

        The undersigned hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

        PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this proxy. If more than one person owns the shares, each owner should sign. If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title. If you are signing this proxy on behalf of a corporation, please include your title.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
PROPOSAL 1
ELECTION OF DIRECTORS
OUR EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
COMPENSATION COMMITTEE REPORT
Director Compensation Table (1)
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
BOARD MEETINGS AND COMMITTEES
PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE MATTERS
STOCKHOLDER PROPOSALS
APPENDIX NUMBER 1
AUDIT COMMITTEE CHARTER
APPENDIX NUMBER 2
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY